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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference into the previously filed Registration Statements on Form S-8 (Registration Nos. 333-38022 and 333-50500) and on Form S-3 (Registration No. 333-65574) of TTR Technologies, Inc.("TTR") of our report dated March 20, 2003 relating to the financial statements which appear in TTR's Annual Report on Form 10-K for the year ended December 31, 2002.



                          /s/ BRIGHTMAN ALMAGOR & CO.

                          CERTIFIED PUBLIC ACCOUNTANTS (ISRAEL)
                          A MEMBER OF DELOITTE TOUCHE TOHMATSU


Tel-Aviv, Israel
March 31, 2003